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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Advantica Restaurant Group, Inc. and Denny's Holdings, Inc. on Form S-4 of our report on Advantica Restaurant Group, Inc. dated February 14, 2001, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP
/s/ Deloitte & Touche LLP


Greenville, South Carolina
November 1, 2001